UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2006 (March 30, 2006)

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 718-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Underwriting Agreement

On March 30, 2006, Nationwide Health Properties, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and UBS Securities LLC as representatives of the several underwriters named therein, pursuant to which it agreed to sell to the underwriters an aggregate of 4.5 million shares (the “Initial Shares”) of common stock (the “Common Stock”), par value $0.10 per share, of the Company.

In addition, solely for the purpose of covering over-allotments, the Company granted to the underwriters the option to purchase from the Company up to an additional 1.35 million shares of Common Stock (the “Additional Shares”).

This description of the Underwriting Agreement is qualified in its entirety by the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

Forward Sale Agreements

The Company has also entered into forward sale agreements (the “Forward Sale Agreements”) with J.P. Morgan Securities Inc. and UBS AG, London Branch (the “Forward Purchasers”) relating to an aggregate of 4.5 million shares of its Common Stock (the “Forward Shares” and together with the Initial Shares and the Additional Shares, the “Securities”). The Forward Sale Agreements provide for an initial forward price of $20.54 per share, which will be subject to adjustment, and will mature one year after closing of the offering of shares of Common Stock by us. In connection with the execution of the Forward Sale Agreements and at the Company’s request, J.P. Morgan Securities Inc. and UBS Securities LLC, as agents for their respective affiliates, are borrowing from third parties and selling in the offering 4.5 million shares of the Common Stock. The Company will not receive any proceeds from the sale of shares of Common Stock by the Forward Purchasers. The Company expects to settle the Forward Sale Agreements and receive proceeds, subject to certain adjustments, from the sale of the Forward Shares only upon one or more future physical settlements on a date or dates specified by the Company up to and including the maturity date. If the Company elects to settle the Forward Sale Agreements in cash, the Company may not receive any proceeds and may owe cash to the Forward Purchasers. The Forward Sale Agreements are subject to early termination under certain circumstances.

This description of the Forward Sale Agreements is qualified in its entirety by the terms and conditions of the Forward Sale Agreements, which are filed as Exhibits 10.2 and 10.3 hereto, and are incorporated herein by reference.

A copy of the press release issued by the Company on March 31, 2006 announcing the pricing of the Securities is filed as Exhibit 99.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated March 30, 2006, among the Company and J.P. Morgan Securities Inc. and UBS Securities LLC as representatives of the several underwriters set forth on Schedule A thereto

10.1	Forward Sale Agreement dated March 30, 2006, between the Company and J.P. Morgan Securities Inc.

10.2	Forward Sale Agreement dated March 30, 2006, between the Company and UBS AG, London Branch.

99.1	Press Release dated March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.

Date: April 3, 2006	By:	/s/ Abdo H. Khoury
	Name:	Abdo H. Khoury
	Title:	Senior Vice President and Chief Financial and Portfolio Officer